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The below is the press release related to Nielsen Holdings plc’s Investor Day, dated December 9, 2020.

News Release

Investor Relations: Sara Gubins, +1 646 654 8153

Media Relations: Fernanda Paredes, +1 917 291 1196

“New Nielsen” Debuts at Investor Day 2020

•	Accelerating Growth Across Three Essential Solutions: Audience Measurement, Audience Outcomes and Gracenote Content Services

•	Reiterates Recently Improved 2020 Outlook and Will Provide Preliminary 2021 Outlook

New York, USA – December 9, 2020 – Nielsen Holdings plc (NYSE: NLSN) announced that at today’s Investor Day it will provide a detailed view of its focused growth strategy and medium-term financial framework following its recently announced plan to sell the Nielsen Global Connect business to affiliates of Advent International Corporation. Key members of Nielsen’s focused and diverse leadership team will discuss the company’s solutions, technology, and transformation into the “New Nielsen,” which adjusts for the planned Connect divestiture. Specific topics include:

•	New growth across three essential solutions: Audience Measurement, Audience Outcomes and Gracenote Content Services

•	A cultural shift driven by the core operating principles: Fewer, Faster, Bolder

•	A compelling financial model underpinned by accelerating revenue growth and improving free cash flow conversion

David Kenny, Chief Executive Officer and Chief Diversity Officer commented, “This is a transformative time for Nielsen. We have redesigned our products, our business platform, and our operating model, positioning Nielsen to better deliver the solutions our clients need in the rapidly changing global media ecosystem. We are now fully aligned around three essential solutions that are designed to drive growth by leveraging a single media platform across a global digital-first footprint.”

“For the New Nielsen, Audience is Everything. As the essential provider of data and analytics to the media marketplace, we have a significant opportunity to expand our role as we help our end markets better find and monetize their audiences. We are uniquely positioned as the only company that can offer a de-duplicated cross-media audience measurement solution. Yesterday’s launch of Nielsen ONE, our cross-media solution, marks a major milestone for Nielsen and the media industry. We have made significant progress in our efforts to enhance value for our clients and our shareholders.”

Reiterates 2020 Outlook; Will provide 2020 pro-forma outlook and preliminary 2021 outlook for the New Nielsen

The company is reiterating its recently improved full year 2020 outlook and will provide a pro-forma 2020 outlook, adjusting for the proposed sale of Nielsen Global Connect, which is expected to be completed in the second quarter of 2021, subject to customary closing conditions. The company will also provide a preliminary 2021 outlook and introduce a medium-term financial framework that Nielsen expects will create significant shareholder value. The company plans to provide detailed 2021 guidance on its Q4’20 earnings call in February 2021.

The event will begin at 8:00 a.m. Eastern Time. The event will be video broadcast and can be accessed via the Registration link on Nielsen’s Investor Relations website at ir.nielsen.com. The event will also be accessible through a listen only conference call. Within the United States, listeners can access the event by dialing 1+(833)-502-0473. Callers outside the U.S. can dial + 236-714-2183. The participant access code is 1288338. A copy of the presentation will be posted on the website at the start of the event. A replay of the video and transcript will be provided on ir.nielsen.com following the event.

Forward-looking Statements

This news release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth under “Reiterates 2020 Outlook”, those set forth relating to the proposed sale by Nielsen of its Global Connect business to an affiliate of Advent International Corporation (the “proposed transaction”), as well as those that may be identified by words such as “will”, “intend”, “expect”, “estimate”, “anticipate”, “should”, “could”, “shall”, and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the Agreement and the proposed transaction, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission (the “SEC”), in addition to Nielsen’s preliminary proxy statement on Schedule 14A (the “Proxy Statement”), filed with the SEC on December 1, 2020. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen has filed and will be filing relevant materials with the SEC, including the Proxy Statement. This communication is not a substitute for the Proxy Statement, the definitive proxy statement to be filed by Nielsen or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement and the definitive proxy statement (when it is filed), as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive officers is available in the Proxy Statement, Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement, and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a global measurement and data analytics company that provides the most complete and trusted view available of consumers and markets worldwide. Nielsen is divided into two business units. Nielsen Global Media provides media and advertising industries with unbiased and reliable metrics that create a shared understanding of the industry required for markets to function. Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with accurate, actionable information and insights and a complete picture of the complex and changing marketplace that companies need to innovate and grow.

Our approach marries proprietary Nielsen data with other data sources to help clients around the world understand what’s happening now, what’s happening next, and how to best act on this knowledge. An S&P 500 company, Nielsen has operations in over 90 countries, covering more than 90% of the world’s population. For more information, visit www.nielsen.com.

The below contains excerpts of portions of Nielsen Holdings plc’s Investor Day presentation, dated December 9, 2020, that are related to the proposed sale of Nielsen’s Global Connect business to affiliates of Advent International Corporation.

FORWARD-LOOKING STATEMENTS This presentation includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth below relating to the proposed sale by Nielsen of its Nielsen Global Connect business to an aﬃliate of Advent International Corporation (the “proposed transaction”), our future growth strategy, framework and outlook including “2020 Financial Outlook”, “2020 Pro Forma & 2021 Initial Outlook”, those related to the impact of the recent coronavirus (COVID-19) pandemic on our business as well as those that may be identiﬁed by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could diﬀer materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and ﬁnancial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen's business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated beneﬁts of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the Agreement and the proposed transaction, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse eﬀects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse eﬀect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules aﬀecting Nielsen’s business and other speciﬁc risk factors that are outlined in our disclosure ﬁlings and materials, which you can ﬁnd on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been ﬁled with the Securities and Exchange Commission (the “SEC”), in addition to Nielsen’s preliminary proxy statement on Schedule 14A (the “Proxy Statement”), ﬁled with the SEC on December 1, 2020. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law. 3 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute. Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.FORWARD-LOOKING STATEMENTS This presentation includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth below relating to the proposed sale by Nielsen of its Nielsen Global Connect business to an aﬃliate of Advent International Corporation (the “proposed transaction”), our future growth strategy, framework and outlook including “2020 Financial Outlook”, “2020 Pro Forma & 2021 Initial Outlook”, those related to the impact of the recent coronavirus (COVID-19) pandemic on our business as well as those that may be identiﬁed by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could diﬀer materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and ﬁnancial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen's business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated beneﬁts of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the Agreement and the proposed transaction, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse eﬀects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse eﬀect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules aﬀecting Nielsen’s business and other speciﬁc risk factors that are outlined in our disclosure ﬁlings and materials, which you can ﬁnd on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been ﬁled with the Securities and Exchange Commission (the “SEC”), in addition to Nielsen’s preliminary proxy statement on Schedule 14A (the “Proxy Statement”), ﬁled with the SEC on December 1, 2020. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law. 3 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute. Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.

ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen has ﬁled and will be ﬁling relevant materials with the SEC, including the Proxy Statement. This communication is not a substitute for the Proxy Statement, the deﬁnitive proxy statement to be ﬁled by Nielsen or for any other document that Nielsen may ﬁle with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents ﬁled or to be ﬁled with the SEC, including the Proxy Statement and the deﬁnitive proxy statement (when it is ﬁled), as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction. Nielsen’s shareholders will be able to obtain a free copy of the Proxy Statement, the deﬁnitive proxy statement (when it is ﬁled), as well as other ﬁlings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the ﬁlings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website www.nielsen.com. PARTICIPANTS IN THE SOLICITATION Nielsen and certain of its directors, executive oﬃcers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive oﬃcers is available in Nielsen’s deﬁnitive proxy statement for its 2020 annual meeting, which was ﬁled with the SEC on April 1, 2020 and Nielsen’s Current Report on Form 8-K, which was ﬁled with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement, and will be contained in the deﬁnitive proxy, and other relevant materials to be ﬁled with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph. NON-GAAP INFORMATION The following presentation includes certain non-GAAP ﬁnancial measures as deﬁned in Regulation G under the Securities Exchange Act of 1934. Please refer to the Appendix to ﬁnd a reconciliation of any non-GAAP ﬁnancial measures and deﬁnitions of non-GAAP ﬁnancial measures. 4 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute. Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen has ﬁled and will be ﬁling relevant materials with the SEC, including the Proxy Statement. This communication is not a substitute for the Proxy Statement, the deﬁnitive proxy statement to be ﬁled by Nielsen or for any other document that Nielsen may ﬁle with the SEC and send to its shareholders in connection with the proposed transaction. The transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents ﬁled or to be ﬁled with the SEC, including the Proxy Statement and the deﬁnitive proxy statement (when it is ﬁled), as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction. Nielsen’s shareholders will be able to obtain a free copy of the Proxy Statement, the deﬁnitive proxy statement (when it is ﬁled), as well as other ﬁlings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the proxy statement and the ﬁlings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website www.nielsen.com. PARTICIPANTS IN THE SOLICITATION Nielsen and certain of its directors, executive oﬃcers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive oﬃcers is available in Nielsen’s deﬁnitive proxy statement for its 2020 annual meeting, which was ﬁled with the SEC on April 1, 2020 and Nielsen’s Current Report on Form 8-K, which was ﬁled with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement, and will be contained in the deﬁnitive proxy, and other relevant materials to be ﬁled with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph. NON-GAAP INFORMATION The following presentation includes certain non-GAAP ﬁnancial measures as deﬁned in Regulation G under the Securities Exchange Act of 1934. Please refer to the Appendix to ﬁnd a reconciliation of any non-GAAP ﬁnancial measures and deﬁnitions of non-GAAP ﬁnancial measures. 4 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute. Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.

RESETTING THE BASELINE FOR THE NEW NIELSEN

	NIELSEN (WITH CONNECT)	... NEW NIELSEN BASELINE[1]
2020E Revenue	~$6.2B	~$3.3B
Contracted Revenue at Start of Each Year	~70%	~80%
Historical Organic Revenue Growth[2]	<1%	~2.5%
2020E Adjusted EBITDA	$1.85 - $1.88B	~$1.41B
Adjusted EBITDA Margin	~30%	~42%
2020E Free Cash Flow	$530 - 550M	~$530M
Free Cash Flow Conversion[3]	~30%	~38%

1. Assumes the proposed sale of Connect occurred on 1/1/2020 and $2B of the proceeds used to pay down debt
2. 2016-2019 Organic Revenue Growth
3. Defined as Free Cash Flow / Adjusted EBITDA

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

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THE NEW NIELSEN: IMPROVED FINANCIAL PROFILE 1 NIELSEN (WITH CONNECT) …NEW NIELSEN BASELINE ~2.5% 2 Historical Organic Revenue Growth <1% 2020E Revenue $6.2B ~$3.3B ~42% ~30% Adjusted EBITDA Margin 2020E Adjusted EBITDA $1.85-1.88B ~$1.41B ~38% ~30% 3 Free Cash Flow Conversion 2020E Free Cash Flow $530-550M ~$530M 1. Assumes the proposed sale of Connect occurred on 1/1/2020 and $2B of the proceeds used to pay down debt 2. 2016-2019 Organic Revenue Growth 74 3. Deﬁned as Free Cash Flow / Adjusted EBITDA Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.THE NEW NIELSEN: IMPROVED FINANCIAL PROFILE 1 NIELSEN (WITH CONNECT) …NEW NIELSEN BASELINE ~2.5% 2 Historical Organic Revenue Growth <1% 2020E Revenue $6.2B ~$3.3B ~42% ~30% Adjusted EBITDA Margin 2020E Adjusted EBITDA $1.85-1.88B ~$1.41B ~38% ~30% 3 Free Cash Flow Conversion 2020E Free Cash Flow $530-550M ~$530M 1. Assumes the proposed sale of Connect occurred on 1/1/2020 and $2B of the proceeds used to pay down debt 2. 2016-2019 Organic Revenue Growth 74 3. Deﬁned as Free Cash Flow / Adjusted EBITDA Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.

MULTIPLE LEVERS TO IMPROVE FCF CONVERSION

SOLID PATH TO ACHIEVE 50% FCF CONVERSION; DOUBLE-DIGIT FCF GROWTH CAGR THROUGH 2023

OPERATIONAL LEVERS	FREE CASH FLOW IMPACT	RELATED COMMENTARY
Interest	↑	• Lower debt levels with Connect sale proceeds and cash flow allocated to de-levering
Working Capital	↑	• Optimize cash tied up in working capital through increased focus on collections and vendor payments
Capex	↑	• Strategically prioritize high-return capital investments and rationalize capital spent on legacy platforms
Cash Taxes	↓	• Higher cash taxes driven by profit growth, lack of NOLs to offset and limitations on deductions, such as interest expense

1 REVENUE | 2 MARGINS | 3 CAPEX | 4 CASH FLOW | 5 CAPITAL

80

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

NEAR-TERM FOCUS ON DE-LEVERING 1 DEBT MATURITY PROFILE AS OF 10/31/20 MANAGEABLE PATH TO TARGET LEVERAGE Secured $3,469 Unsecured 4.3x 4.2x 4.1x ~4x 3.8x 3.7x $1,759 $1,747 3-3.5x $911 $1,264 $94 $211 $817 $78 $8 $495 $0 $143 2016 2017 2018 2019 2020E 2020PF TARGET 2020 2021 2022 2023 2024 2025 2026+ NEW NIELSEN NEW NIELSEN Connect sale proceeds expected to reduce 2021-2023 debt 1. Debt balances are net of deferred ﬁnancing fees and exclude ﬁnance leases 1 REVENUE 2 MARGINS 3 CAPEX 4 CASH FLOW 5 CAPITAL 81 Create powerpoint table Create layout Put “[]” instead of numbers Keep text in boxes on the left Put “[]” instead of RHS bullets Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.NEAR-TERM FOCUS ON DE-LEVERING 1 DEBT MATURITY PROFILE AS OF 10/31/20 MANAGEABLE PATH TO TARGET LEVERAGE Secured $3,469 Unsecured 4.3x 4.2x 4.1x ~4x 3.8x 3.7x $1,759 $1,747 3-3.5x $911 $1,264 $94 $211 $817 $78 $8 $495 $0 $143 2016 2017 2018 2019 2020E 2020PF TARGET 2020 2021 2022 2023 2024 2025 2026+ NEW NIELSEN NEW NIELSEN Connect sale proceeds expected to reduce 2021-2023 debt 1. Debt balances are net of deferred ﬁnancing fees and exclude ﬁnance leases 1 REVENUE 2 MARGINS 3 CAPEX 4 CASH FLOW 5 CAPITAL 81 Create powerpoint table Create layout Put “[]” instead of numbers Keep text in boxes on the left Put “[]” instead of RHS bullets Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.

A BALANCED CAPITAL ALLOCATION STRATEGY

CAPITAL ALLOCATION PRIORITIES TO MAXIMIZE SHAREHOLDER VALUE

INVEST TO DRIVE GROWTH

- Organic investments for key growth initiatives to achieve mid-single digit organic growth
- Selectively consider tuck-in M&A to enhance long-term growth and supplement capabilities, measuring through build vs. buy analysis and against other uses of cash

STRENGTHEN BALANCE SHEET THROUGH FOCUS ON DE-LEVERING

- Expect to end 2020 at ~4x net leverage, pro forma for Connect divestiture
- Expect to reach 3.0-3.5x target through debt paydown and EBITDA growth
- Target leverage optimizes cost of capital while maintaining financial flexibility

RETURN CAPITAL TO SHAREHOLDERS

- Ongoing dividend
- After leverage target is achieved, consider:
  - Opportunistic share repurchases
  - Dividend increases

1 REVENUE | 2 MARGINS | 3 CAPEX | 4 CASH FLOW | 5 CAPITAL

82

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

2020 PRO FORMA & 2021 PRELIMINARY OUTLOOK

	NEW NIELSEN 2020E PRO FORMA*	2021 PRELIMINARY OUTLOOK
Organic Revenue Growth	**-2.3% to -1.3%**	**+3.5% to +4.5%**
Impact from divestitures/exits on total revenue growth	*Approximately -65bps*	*Approximately -150 bps*
Adjusted EBITDA Margin	**~42%**	**+25-50 bps**
Free Cash Flow	**~$530**	**$580-630M**
Free Cash Flow Conversion	**~38%**	**~40-43%**

*As if the proposed Connect sale and resulting de-levering occurred on 1/1/2020

$M, growth in constant currency. Free Cash Flow excludes the impact of $175-225M of separation-related costs in 2020 and ~$75-125M in 2021; other metrics exclude the impact of these costs, as separation-related costs are not included in our adjusted EBITDA

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

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CERTAIN NON-GAAP MEASURES Overview of Non-GAAP Presentations The Company uses the non-GAAP ﬁnancial measures discussed below to evaluate its results of operations, ﬁnancial condition, liquidity and indebtedness. The Company believes that the presentation of these non-GAAP measures provides useful information to investors regarding ﬁnancial and business trends related to our results of operations, cash ﬂows and indebtedness and that when this non-GAAP ﬁnancial information is viewed with our GAAP ﬁnancial information, investors are provided with valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance. These non-GAAP measures are also consistent with how management evaluates the Company’s operating performance and liquidity. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net income or loss, operating income or loss, cash ﬂows from operating activities, total indebtedness or any other measures of operating performance and ﬁnancial condition, liquidity or indebtedness derived in accordance with GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and diﬀerences due to items subject to interpretation. Constant Currency Presentation The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of ﬂuctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our prior-period local currency ﬁnancial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. No adjustment has been made to foreign currency exchange transaction gains or losses in the calculation of constant currency net income. 87 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.CERTAIN NON-GAAP MEASURES Overview of Non-GAAP Presentations The Company uses the non-GAAP ﬁnancial measures discussed below to evaluate its results of operations, ﬁnancial condition, liquidity and indebtedness. The Company believes that the presentation of these non-GAAP measures provides useful information to investors regarding ﬁnancial and business trends related to our results of operations, cash ﬂows and indebtedness and that when this non-GAAP ﬁnancial information is viewed with our GAAP ﬁnancial information, investors are provided with valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance. These non-GAAP measures are also consistent with how management evaluates the Company’s operating performance and liquidity. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net income or loss, operating income or loss, cash ﬂows from operating activities, total indebtedness or any other measures of operating performance and ﬁnancial condition, liquidity or indebtedness derived in accordance with GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and diﬀerences due to items subject to interpretation. Constant Currency Presentation The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of ﬂuctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our prior-period local currency ﬁnancial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. No adjustment has been made to foreign currency exchange transaction gains or losses in the calculation of constant currency net income. 87 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.

CERTAIN NON-GAAP MEASURES (continued) Organic Constant Currency Presentation The Company deﬁnes organic constant currency revenue as constant currency revenue excluding the net eﬀect of business acquisitions and divestitures over the past twelve months. Refer to the Constant Currency Presentation section above for the deﬁnition of constant currency. The Company believes that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Net Debt and Net Debt Leverage Ratio The net debt leverage ratio is deﬁned as net debt (gross debt less cash and cash equivalents) as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. Net debt and the net debt leverage ratio are commonly used metrics to evaluate and compare leverage between companies and are not presentations made in accordance with GAAP. Adjusted EBITDA The Company deﬁnes Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense and other non-operating items from its consolidated statements of operations as well as certain other items that arise outside the ordinary course of our continuing operations, including separation-related costs. The Company uses Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. Adjusted EBITDA margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period. 88 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.CERTAIN NON-GAAP MEASURES (continued) Organic Constant Currency Presentation The Company deﬁnes organic constant currency revenue as constant currency revenue excluding the net eﬀect of business acquisitions and divestitures over the past twelve months. Refer to the Constant Currency Presentation section above for the deﬁnition of constant currency. The Company believes that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Net Debt and Net Debt Leverage Ratio The net debt leverage ratio is deﬁned as net debt (gross debt less cash and cash equivalents) as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. Net debt and the net debt leverage ratio are commonly used metrics to evaluate and compare leverage between companies and are not presentations made in accordance with GAAP. Adjusted EBITDA The Company deﬁnes Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense and other non-operating items from its consolidated statements of operations as well as certain other items that arise outside the ordinary course of our continuing operations, including separation-related costs. The Company uses Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. Adjusted EBITDA margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period. 88 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.

CERTAIN NON-GAAP MEASURES (continued) Free Cash Flow The Company deﬁnes free cash ﬂow as net cash provided by operating activities, less capital expenditures, net. The Company believes providing free cash ﬂow information provides valuable supplemental liquidity information regarding the cash ﬂow that may be available for discretionary use by the Company in areas such as the distributions of dividends, repurchase of common stock, voluntary repayment of debt obligations or to fund our strategic initiatives, including acquisitions, if any. However, free cash ﬂow does not represent residual cash ﬂows entirely available for discretionary purposes; for example, the repayment of principal amounts borrowed is not deducted from free cash ﬂow. Key limitations of the free cash ﬂow measure include the assumptions that the Company will be able to reﬁnance our existing debt when it matures and meet other cash ﬂow obligations from ﬁnancing activities, such as principal payments on debt. Free cash ﬂow is not a presentation made in accordance with GAAP. Free cash ﬂow conversion is free cash ﬂow for a particular period expressed as a percentage of Adjusted EBITDA for that period. 89 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.CERTAIN NON-GAAP MEASURES (continued) Free Cash Flow The Company deﬁnes free cash ﬂow as net cash provided by operating activities, less capital expenditures, net. The Company believes providing free cash ﬂow information provides valuable supplemental liquidity information regarding the cash ﬂow that may be available for discretionary use by the Company in areas such as the distributions of dividends, repurchase of common stock, voluntary repayment of debt obligations or to fund our strategic initiatives, including acquisitions, if any. However, free cash ﬂow does not represent residual cash ﬂows entirely available for discretionary purposes; for example, the repayment of principal amounts borrowed is not deducted from free cash ﬂow. Key limitations of the free cash ﬂow measure include the assumptions that the Company will be able to reﬁnance our existing debt when it matures and meet other cash ﬂow obligations from ﬁnancing activities, such as principal payments on debt. Free cash ﬂow is not a presentation made in accordance with GAAP. Free cash ﬂow conversion is free cash ﬂow for a particular period expressed as a percentage of Adjusted EBITDA for that period. 89 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.

REVENUE RECONCILIATION

($ in millions) (2020, 2021 and New Nielsen unaudited)

	2021 Preliminary Outlook	2020 Guidance	2019	2018	2017	2016
Reported Revenue						
Nielsen (with Connect) Revenue	n/a	~$6,230	$6,498	$6,515	$6,572	$6,309
New Nielsen Revenue	~$3,450	~3,350	3,441	3,377	3,294	2,922
Revenue Growth (Reported)						
Nielsen (with Connect) Revenue	n/a	~(4.1%)	(0.3%)	(0.9%)	4.2%	2.2%
New Nielsen Revenue	~3.0%	~(2.6%)	1.9%	2.5%	12.7%	5.9%
Revenue Growth (Constant Currency)						
Nielsen (with Connect) Revenue	n/a	~(3.0%)	1.7%	(0.7%)	3.8%	4.1%
New Nielsen Revenue	~2.5%	~(2.5%)	2.6%	2.4%	12.5%	6.5%
Revenue Growth (Constant Currency Organic)						
Nielsen (with Connect) Revenue	n/a	~(3.9%)	1.2%	(1.5%)	0.5%	3.0%
New Nielsen Revenue	~4.0%	~(1.9%)	1.7%	0.8%	3.7%	3.6%

2021 Preliminary Outlook and 2020 Guidance represent the outlook and guidance mid-points

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

90

FY'20 ADJUSTED EBITDA RECONCILIATION

($ in millions) (unaudited)

Nielsen (with Connect)	
	2020 Guidance Range
Net income/(loss)	**($25) – $5**
Interest expense, net	~370
Provision/(benefit) for income taxes	~145
Depreciation and amortization	~870
Restructuring charges	~165
Impairment of long-lived assets	~55
Share-based compensation and other[(a)]	~120
Separation-related costs[(b)]	~150
Adjusted EBITDA	**$1,850 – $1,880**

(a) Other represents certain expenses that arise outside the ordinary course of our continuing operations. Such costs primarily include legal settlements, acquisition related expenses, business optimization costs and other transaction costs.

(b) Separation-related costs consists of costs that would not have been incurred if we were not undertaking the separation of the Connect business from Nielsen and positioning Connect and Nielsen to operate as two independent companies; do not include approximately ~$50M in taxes related to the separation.

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

91

ADJUSTED EBITDA RECONCILIATION

($ in millions) (unaudited)

New Nielsen		
	FY'21 Preliminary Outlook	FY'20 Pro Forma
Operating Income Attributable to New Nielsen	**~$705**	**~$500**
Depreciation and amortization	~600	~605
Restructuring Charges	~30	~40
Impairment of long-lived asset	~0	~50
Share-based compensation expense	~35	~40
Other items[a]	~40	~45
Separation-related costs[b]	~50	~150
Dis-synergy costs[c]	~0	~(20)
Pro Forma Adjusted EBITDA	**~$1,460**	**~$1,410**

(a) Other represents certain expenses that arise outside the ordinary course of our continuing operations. Such costs primarily include legal settlements, acquisition related expenses, business optimization costs and other transaction costs.
(b) Separation-related costs consists of costs that would not have been incurred if we were not undertaking the separation of the Connect business from Nielsen and positioning Connect and Nielsen to operate as two independent companies; do not include approximately ~$50M in taxes related to the separation in FY'20.
(c) Costs needed to stand-up Media as a standalone company including incremental Real Estate, IT/Infrastructure, TSAs and Commercial Arrangements.

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

92

FREE CASH FLOW RECONCILIATION

($ in millions) (unaudited)

FY'20 Free Cash Flow[(a)]	Nielsen (with Connect)	Pro Forma New Nielsen
Net cash provided by operating activities	$1,040 – $1,060	~$840
Less: Capital expenditures, net	~(510)	~(310)
Free cash flow	**$530 – $550**	**~$530**

FY'21 Preliminary Free Cash Flow Outlook[(b)]	New Nielsen
Net cash provided by operating activities	$880 – $930
Less: Capital expenditures, net	~(300)
Free cash flow	**$580 – $630**

As if the proposed sale of Connect occurred on 1/1/2020 and $2B of the proceeds used to pay down debt.

(a) FY'20 Free Cash Flow projections exclude $175-225M in separation-related cost cash flows.
(b) FY'21 Free Cash Flow projections exclude $75-125M in separation-related cost cash flows.

Copyright © 2020 The Nielsen Company (US), LLC. Confidential and proprietary. Do not distribute.

93

NET DEBT LEVERAGE RATIO RECONCILIATION ($ in millions) (unaudited) Nielsen Pro Forma FY’20 Net Debt Leverage Ratio (with Connect) New Nielsen Gross Debt ~$8,240 ~$6,240 Cash ~540 ~540 Net Debt ~$ 7,700 ~$ 5,700 Adjusted EBITDA $1,850 – $1,880 ~$1,410 Net Debt Leverage Ratio ~4.1x ~4.0x As if the proposed sale of Connect occurred on 1/1/2020 and $2B of the proceeds used to pay down debt. 94 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.NET DEBT LEVERAGE RATIO RECONCILIATION ($ in millions) (unaudited) Nielsen Pro Forma FY’20 Net Debt Leverage Ratio (with Connect) New Nielsen Gross Debt ~$8,240 ~$6,240 Cash ~540 ~540 Net Debt ~$ 7,700 ~$ 5,700 Adjusted EBITDA $1,850 – $1,880 ~$1,410 Net Debt Leverage Ratio ~4.1x ~4.0x As if the proposed sale of Connect occurred on 1/1/2020 and $2B of the proceeds used to pay down debt. 94 Copyright © 2020 The Nielsen Company (US), LLC. Conﬁdential and proprietary. Do not distribute.

The below contains excerpts of a transcript of Nielsen Holdings plc’s Investor Day presentation, dated December 9, 2020, that are related to the proposed sale of Nielsen’s Global Connect business to affiliates of Advent International Corporation.

Sara Rebecca Gubins

Senior VP of Investor Relations & Treasury

Welcome to Nielsen’s 2020 Virtual Investor Day. I’m Sara Gubins, Head of Investor Relations and Treasury. Thank you for joining us.

A slide presentation that we will use during this event is available in the Events section of the Investor Relations website. A replay of today’s event will be on the Investor Relations website after we conclude.

Before we begin, I’d like to remind all of you that our remarks and responses to your questions today may contain forward-looking statements. Forward-looking statements inherently involve risks and uncertainties and only reflect our view as of today, December 9, and we are under no obligation to update. Actual results may differ materially from what we are presenting today.

Pages 3 and 4 of our presentation give you information about some of the risks regarding forward-looking statements as well as where to access more information about our risk factors.

Today, you will hear us frequently refer to the new Nielsen. This is how we are thinking about Nielsen adjusted for the sale of Connect, which is expected to close in the second quarter of 2021. In the context of 2020, the new Nielsen represents pro forma 2020 results as if the sale of our Connect business occurred as of the beginning of 2020. The in the context of 2021, the new Nielsen excludes Connect for the full year in anticipation of discontinued operations treatment of the Connect business beginning in the first quarter of 2021.

David W. Kenny

CEO, Chief Diversity Officer & Executive Director

Thank you all for joining us today. I am thrilled to be here. It’s such an exciting time to be leading Nielsen. We’re at a truly transformative time for Nielsen and for the entire media industry. I appreciate your time this morning, and I hope you leave this session sharing our confidence about the relevance, leadership and growth potential of a new and transformed Nielsen.

As Sara said, today, you will hear us refer to our company adjusted to exclude the Connect business as the new Nielsen. We announced the sale of Connect to Advent International just over a month ago. Of course, there is a lot of work to close the sale, but there’s also a lot of momentum, and we feel good about the target close in the second quarter of 2021.

Here’s what I want you to take away from today’s presentation. First, this is a new Nielsen. We’re driving new growth from new solutions across all of our end markets. We are transforming from different measurement systems for broadcast and digital to a single audience measurement solution that measures full coverage on a comparable basis. We are delivering outcome solutions to advertisers and their agencies in new verticals beyond consumer packaged goods, which has historically been our focus. And we are expanding Gracenote’s worldwide role, delivering metadata and analytics for on-demand content. As we build digital-first solutions, these also more easily transfer to new markets, and this gives us much more growth potential outside the United States.

Second, we are undergoing a cultural transformation at Nielsen, driven by our core operating principles of fewer, faster and bolder. We have streamlined our organization and will be 100% focused on Media following the sale of Connect. We are also exiting other noncore businesses. We aligned our product road map around 2 unique platforms for audience and for content, which will drive faster and bolder innovation. We’ve simplified and modernized our solutions to match how audiences find and consume content today and tomorrow. With our product road map, we are leading change in the industry, addressing our clients’ changing business models with greater velocity. And we have a refreshed and cohesive leadership team with diverse experience and a growth mindset. Together, we are accountable for delivering to our clients, our investors, our partners and to each other.

Finally, the new Nielsen has a compelling financial model with faster growth than you’ve seen from us in the recent past. The new Nielsen will have the predictable, profitable and sustainable returns of a leading data and analytics business. We’ll drive mid-single-digit organic revenue growth with a recurring revenue model. Our margins reflect our value at roughly 42% in 2020, and and we expect to expand those margins through automation. We have a capital investment profile that will convert at least half of EBITDA into free cash flow, creating investment and shareholder return opportunity. And we expect the new Nielsen to generate greater free cash flow in 2021 than our 2020 guidance, which included Connect.

David W. Kenny

CEO, Chief Diversity Officer & Executive Director

Following the sale of Connect, the new Nielsen will have a significantly improved financial profile. Before I talk about our outlook going forward, I thought it would be helpful to walk you through where we’ve been and where we are going. It is a compelling story. The column on the left shows our historical business that includes Connect. And on the right, you see the favorable effects of the divestiture on several of our key operating metrics. This is our new baseline as a stand-alone company largely using 2020 expectations. Given the higher degree of subscription-based revenue in our Media business, recurring revenues will increase from 70% contracted at the start of each year to 80%. Our pro forma 2020 revenue base would be $3.3 billion, but it generated a higher historical organic growth rate of 2.5% on an annual basis compared to less than 1% growth when including Connect. Holdco adjusted EBITDA margins of approximately 30% improved to approximately 42% in 2020 after adjusting for the sale of Connect. We estimate approximately $530 million in pro forma stand-alone free cash flow in 2020, and that excludes Connect. So we are close to the current cash generation, but on a smaller, more profitable, more focused business. And our free cash flow conversion of approximately 30% has been below our data and analytics peers. Our free cash flow conversion in the new baseline is closer to 40%, and that will improve.

Linda K. Zukauckas

Chief Financial Officer

And as David referenced, on November 1, we announced the planned sale of our Connect business to Advent International. This call represents an attractive alternative to the spin path that we were on.

Our actions this year are driving higher profitability for both media and connect in 2020 despite forecasted revenue declines of 2% to 4% versus 2019. Our ability to execute on all of this evidences the culture of the new Nielsen, one that makes decisions and executes, one that is thinking ahead about what is best for a broad range of constituents from colleagues to shareholders to the audience.

I’ll start with our shareholder value creation framework as you see depicted here. We are focused on driving shareholder value through accelerating revenue growth on a stable and highly recurring revenue model, driving profitable growth, improving our investment discipline to focus capital expenditures on high-growth areas, and increasing our conversion of EBITDA to free cash flow. We’ll allocate capital in a disciplined way with a near-term focus on delevering, using proceeds from the sale of the Connect business anticipated to close in the second quarter of 2021.

I’d like to start by reminding you of the new Nielsen baseline leveraging data similar to what David shared earlier. The bars on the left show our historical business including Connect. In the bars on the right, you see the favorable effects of the divestiture on several of our key operating metrics. The right side is our new baseline as a stand-alone company, assuming the sale of Connect and the debt paydown occurred as of the beginning of 2020.

Organic revenue growth with Connect was less than 1% annually from 2016 through 2019. Media revenue growth for the same period was approximately 2.5% annually. Holdco EBITDA margins of approximately 30% improved to approximately 42% in 2020 for the new Nielsen.

We estimate approximately $530 million for new Nielsen free cash flow in 2020. Our free cash flow conversion of approximately 30% has been below data and analytics peers. Adjusting for the impact of the Connect divestiture, free cash flow conversion would be closer to 40%.

We’ll share more with you in February with regard to adjusted EPS. But at this point in time, our goal would be to achieve double-digit compound annual growth over the medium term for adjusted EPS following the sale of Connect driven by revenue and adjusted EBITDA growth and continued lower interest expense as we delever.

As part of the separation, over the course of this year we went through all of the allocated costs for Media and Connect and compared them to a bottom-up build. So it’s difficult to bridge from what you see today in segment margins to what stand-alone company margins will be going forward. Stepping back, the primary differences are corporate costs that were previously shared across the 2 businesses, incremental data center costs, transitional commercial arrangements with Connect, and some modest dissynergies in setting up international operations where Media previously benefited from Connect’s global footprint. I can assure you, we will continue to focus on efficiencies across the organization.

And now turning to free cash flow. On a pro forma stand-alone basis, which again assumes roughly $2 billion of delevering and related interest expense reduction, free cash flow conversion of adjusted EBITDA for the new Nielsen is expected to be approximately 38% in 2020, which compares to holdco free cash flow conversion of approximately 30%. The new Nielsen’s attractive margin profile results in solid cash generation. We expect to increase our free cash flow conversion to 50% over the next 3 years, driven by lower funding costs as we delever with Connect sales proceeds plus further debt paydown, improved working capital through optimizing collections and vendor payments, and increased CapEx efficiency. These will be partially offset by higher cash taxes resulting from the growth in profitability, the absence of net operating losses, and limitations on other deductions that can help lower cash taxes. All of this results in double-digit compound annual free cash flow growth over the next 3 years, reaching over $800 million in 2023. We see a lot of opportunity here.

I’d like to share a bit more context on leverage. When we look at trends on the right side of the page, you see that our debt has crept up over time and net leverage has consistently been above 4x since 2018. Of late, higher adjusted EBITDA and the resulting solid cash generation has caused our leverage to moderate some. We expect to end 2020 at 4.1x net leverage for the total company. If we adjust for the sale of Connect on a pro forma basis, our year-end 2020 net leverage would be closer to 4x. This is significantly lower than the 5x net leverage we estimated how do we spun Connect as originally planned.

We plan to use the majority of the net proceeds from sale of Connect to delever. Approximately 60% of the proceeds will be used to pay down our term loans as required by the credit agreement. We also expect to reduce our 2021 and 2022 bonds, significantly improving our overall leverage and our maturity profile. I’ll talk a bit more about capital allocation on the next slide, but I want to emphasize that our near-term top priority is to delever, with a medium-term leverage goal of 3 to 3.5x, which we think is appropriate for the margin profile of the new Nielsen.

Now I’ll share our initial thoughts on 2021, with a plan to share more fulsome 2021 guidance when we report our Q4 earnings in February. We’re working through discontinued operations treatment of the Connect sale. So what you see here is subject to change, but we thought it was important to give you some guideposts today.

On the left side of the page, you see our 2020 pro forma outlook for the new Nielsen adjusted for the Connect divestiture. I’ll note that the required shareholder vote to affect the divestiture won’t occur until 2021. So we’ll report Connect as an ongoing part of our business or continuing operations through the end of the year. Then Connect will be considered a discontinued operation after the shareholder approval is obtained, so most likely for our Q1 21 reporting.

On the right side, you see our initial 2021 outlook on a new Nielsen basis, excluding Connect. We forecast a return to organic revenue growth in 2021, with 3.5% to 4.5% growth driven by significant improvement in both audience measurement and in plan optimize versus 2020. The exits we announced with the 2020 optimization plan have a 150 basis point impact on 2021 revenue growth. This is less of an impact than we originally anticipated, as one of the businesses we planned to exit has further rationalized its cost base and developed a new strategic plan that aligns more closely with our 3 essential solutions.

Turning to margins. We forecast approximately 25 to 50 basis points of margin expansion in 2021, off of the approximately 42% pro forma stand-alone margin expected for 2020. This reflects the roughly $60 million benefit of the optimization plan to 2021 EBITDA and the underlying efficiency in the business, partially offset by the return in 2021 of approximately $100 million of COVID temporary cost cuts paid in 2020 as well as incremental growth investments.

We expect free cash flow to grow in 2021, reaching $580 million to $630 million. This compares to our 2020 estimate of new Nielsen free cash flow of $530 million. We expect 2021 to mark the beginning of improving cash flow conversion, rising from approximately 38% in 2020 to 40% to 43% in 2021.

These free cash flow ranges exclude separation-related costs. We estimate a tail of $75 million to $125 million of separation-related costs in 2021 as Nielsen will continue to bear these costs under the terms of our sale of Connect.

Sara Rebecca Gubins

Senior VP of Investor Relations & Treasury

Thanks, Karthik. The next question comes from Doug Arthur from Huber. And this is a question that we’ve been getting recently as well. So realizing that there are more moving parts to discern on the divestiture of the Connect business, what is the expected range for corporate costs of the new Nielsen?

David W. Kenny

CEO, Chief Diversity Officer & Executive Director

Yes. And obviously, that’s a question for Linda. But I do want to add that the culture change here is really important to understand because when you — the new Nielsen is a media business. So it’s not like there’s a business unit, [indiscernible] and then corporate overhead. There is so much opportunity to bring it together.

And that’s just a cost question, I just already, we’re just working so much as a single team, the financial accountability, the HR integration, the technical integration in a single focused business is just very different. I think it’s enabled us to move much faster and I think have a lot more operating discipline. And honestly, I think a lot more fun together as we’re integrating. So there is a culture change here beyond the question. And I don’t view them as corporate costs anymore, they’re just new Nielsen costs.

So Linda, I think on the functions, there probably still is a need to answer the question.

Linda K. Zukauckas

Chief Financial Officer

No. I think you started with exactly where I would have started when I heard the question, David, is we don’t really think of it as a business that has corporate overhead and I think that will serve the company well in the long term. It’s for that reason also that we gave you margins that are all in for the new Nielsen. And it is a little bit difficult to navigate there because for the past decade or so, we had been a holding company with 2 operating companies. And so it is a transition that we’re going through right now. But we gave you the margins for the new Nielsen on a 2020 pro forma basis being roughly 42%. And if you just do the math on that, that is about $70 million lower than what you would have seen in segment margins that we would have been reporting for the media segment.

If I think through the moving parts of that, you heard David referenced the support functions. And those were shared across the 2 businesses. And I’ll remind you the 2 businesses had similar top line revenue. But with the Connect business, a much larger global footprint. But nevertheless, if you think about HR, finance, there was an element of sitting across 2 segments of a public company.

Historically, outside of the U.S., Our media business benefited from that global footprint that Connect business had. There are a few dissynergies there as we stand up a finance function outside of the U.S., as we stand up an HR function outside of the U.S.

And then there’s other areas that can function really nicely as a utility across 2 companies, think payroll, treasury, a tax team. Those types of functions can work really, really well across 2 companies. And so there’s a little bit of dis-synergies that comes out of that.

There’s also dissynergies when you have to stand up a separate dedicated data center and when you split contracts. And we’ve done a really good job managing through those costs during the course of the year. Bear in mind, we spent the vast majority of the year headed down a path to spin the Connect business. And then it was only in the second half of the year that we pivoted and we focused on the sale. So with that, we were well on the way to be able to rationalize these costs and to manage them as low as possible.

There’s also a little bit of dis-synergy in real estate where we had shared facilities historically. And then there are some commercial arrangements between the Media business and the Connect business that were convenient when it was 2 segments of the same company, and now those have converted to arm’s [ link ].

So that gives you a feel for some of the moving parts of it. We do plan to manage those costs down. We are upgrading our technology that supports finance and HR globally for the media side of the business. And over time, that too will drive efficiencies. And we think we’ll really position Media to be a lean, mean company. And we really want that to be arrived at in super close partnership with the business.

And this year, as a part of our strategic planning process, we spent time with our business partners talking through how we’re seeing those corporate function budgets play out. And so that line of sight is something that the business has not historically had. And I invite the businesses to help us manage those costs. So I think it will really make for an efficient model on a going-forward basis.